TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                        HERITAGE GROWTH AND INCOME TRUST

                                       and

                         HERITAGE ASSET MANAGEMENT, INC.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----
1.   TERMS OF APPOINTMENT; DUTIES OF THE AGENT..........................1

2.   FEES AND EXPENSES..................................................5

3.   REPRESENTATIONS AND WARRANTIES OF THE AGENT........................6

4.   REPRESENTATIONS AND WARRANTIES OF THE TRUST........................6

5.   PRIVACY POLICY.....................................................7

6.   INDEMNIFICATION....................................................8

7.   COVENANTS OF THE TRUST AND THE AGENT..............................11

8.   TERMINATION OF AGREEMENT..........................................13

9.   ASSIGNMENT........................................................13

10.  AMENDMENT.........................................................14

11.  MERGER OF AGREEMENT...............................................14

12.  FLORIDA BUSINESS TRUST............................................14

13.  MISCELLANEOUS.....................................................14

14.  FLORIDA LAW TO APPLY..............................................15

                              AMENDED AND RESTATED

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

         AGREEMENT made as of the 26th day of January, 1990, as amended on August 27, 2001 by and between Heritage Growth and Income Trust (formerly
Heritage Income-Growth Trust), a Massachusetts business trust, having its principal office and place of business at 880 Carillon Parkway, St. Petersburg, Florida 33716 (the "Trust"), and Heritage Asset Management, Inc., a Florida corporation and a duly registered transfer agent pursuant to the Securities Exchange Act of 1934, having its principal office and place of business at 880 Carillon Parkway, St. Petersburg, Florida 33716 (the "Agent").

         WHEREAS, the Trust desires to appoint the Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Agent desires to accept such appointment;

         WHEREAS, the Trust is authorized to issue Shares of beneficial interest, without par value ("Shares") in separate series, portfolios or classes ("Series"); and

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       TERMS OF APPOINTMENT; DUTIES OF THE AGENT

         1.1 Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as, and the Agent agrees to act as, its transfer agent for the Trust's authorized and issued Shares; its dividend disbursing agent and its agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Trust ("Shareholders") and set out in the current effective Prospectus and Statement of Additional Information of the Trust, including without limitation any periodic investment plan or periodic withdrawal program.

         1.2 The Agent agrees that it will perform the following services in connection with each of the Trust's Series:

                (a) In accordance with the Trust's then current Prospectus and Statement of Additional Information and procedures established from time to time by agreement between the Trust and the Agent, the Agent shall:

                      (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the custodian of the Trust (the "Custodian");

                      (ii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate account of the Shareholder;

                      (iii) receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

                      (iv) at the appropriate time as and when the Agent receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholder;

                      (v) effect transfers of Shares by the Shareholders thereof upon receipt of appropriate instructions;

                      (vi) prepare and transmit payments for dividends and distributions declared by the Trust; (vii) maintain records of account for and advise the Trust and its Shareholders as to the foregoing; and (viii) record the issuance of shares of the Trust and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 a record of the total number of shares of the Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding. Agent shall also provide the Trust on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust.

                (b) In addition to and not in lieu of the services set forth in the above paragraph (a), the Agent shall:

                      (i) perform all of the customary services of a transfer agent, dividend disbursing agent and as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding and depositing taxes on required accounts, preparing and filing the appropriate Internal Revenue Service forms with respect to dividends distributions by and holdings required by then current laws, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, pursuant to Rule 10b-10 of the Securities Act of 1934, as amended, providing account information to Shareholders or their authorized Agents; and

                      (ii) provide a system which will enable the Trust to monitor the total number of Shares sold in each State. The Trust shall (i) identify to the Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Agent for the Trust's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to the Trust as provided above.

                      (iii) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation ("NSCC") on behalf of NSCC's participants, including the distributor of the Trust's shares), in accordance with instructions transmitted to and received by the Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with, the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Agent; (ii) issue instructions to Trust's banks for the settlement of transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants).

         Procedures applicable to certain of these services described in paragraphs (a) and (b) may be established from time to time by agreement between the Trust and the Agent and shall be subject to the review and approval of the Trust. The failure of the Trust to establish such procedures with respect to any service shall not in any way diminish the duty and obligation of the Agent to perform such service hereunder.

2.       FEES AND EXPENSES
         -----------------

         2.1 For the duties and obligations to be performed by the Agent pursuant to this Agreement, the Trust agrees to pay the Agent an annual maintenance fee for each Shareholder account as set out in the fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and the Agent.

3.       REPRESENTATIONS AND WARRANTIES OF THE AGENT
         -------------------------------------------

         The Agent represents and warrants to the Trust that:

         3.2 It is a corporation duly organized and existing and in good standing under the laws of the State of Florida.

         3.3 It is duly qualified to carry on its business in the State of Florida.

         3.4 It is empowered under applicable law and by its charter and by-laws to enter into and perform this Agreement.

         3.5 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.6 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with procedures established from time to time by mutual agreement between the Trust and the Agent.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRUST
         -------------------------------------------

         The Trust represents and warrants to the Bank that;

         4.1 It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

         4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

         4.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         4.4 It is an open-end management investment company registered under the Investment Company Act of 1940.

         4.5 A Registration Statement containing a Prospectus and Statement of Additional Information under the Securities Act of 1933 is currently effective or will become effective before any public offering commences, and appropriate state securities law filings have been made or will be made before any public offering in such state commences, with respect to all Shares of the Trust being offered for sale.

5.       PRIVACY POLICY
         --------------

         5.1 The Agent acknowledges and agrees that any non-public personal information relating to customers of the Trust is provided to the Agent solely for the purpose of enabling it to perform services pursuant to this agreement and may not be re-used by the Agent for any other purpose. The Trust has provided the Agent with a copy of the Trust's privacy policy under Regulation S-P, 17 C.F.R. Part 240, and will provide copies of annual and other notices under, or amendments to its privacy policy. The Agent agrees that non-public personal information will not be released to any third parties except as permitted by both Regulation S-P and policies of the Trust. The Agent represents and warrants to the Trust that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to: (i) insure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information.

         5.2 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section shall survive any earlier termination of this Agreement.

6.       INDEMNIFICATION
         ---------------

         6.1 The Agent shall not be responsible for, and the Trust shall indemnify and hold the Agent harmless from and against any and all losses, damages, and any and all reasonable costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                  (a)      All   actions   of  the   Agent  or  its   agents  or
                           subcontractors required to be taken by the Agent pursuant to this Agreement (including the defense of any lawsuit in which the Agent is a named party) provided the Agent and its agents or sub-contractors have acted in good faith and without negligence or willful misconduct.

                  (b) The Trust's refusal or failure to comply with the terms of this Agreement, or the Trust's lack of good faith, negligence or willful misconduct or the breach of any representation or warranty of the Trust hereunder.

                  (c) The reliance on, or use by, the Agent, its agents or subcontractors of information, records and documents which (i) are received by the Agent or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm on behalf of the Trust.

                  (d) The reliance on or the carrying out by the Bank or its agents or subcontractors of any written instructions of the Trust. "Written Instructions" means written instructions delivered by mail, tested telegram cable, or facsimile sending device and received by the Agent, or its agents or subcontractors, signed by authorized persons.

                  (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         6.2 The Trust shall not be responsible for and the Agent shall indemnify and hold the Trust harmless from and against any and all losses, damages, and any and all reasonable costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the Agent's failure to comply with the terms of this Agreement or any action or failure or omission to act by the Agent as a result of the lack of good faith, negligence or willful misconduct of the Agent or any of its agents or subcontractors referred to in
                  Section 9.3 or which arise out of the breach of any representation or warranty of the Agent hereunder.

         6.3 At any time the Agent may apply to any authorized officer of the Trust for instructions, and may consult with experienced securities counsel with respect to any matter arising in connection with the services to be performed by the Agent under this Agreement, and the Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by them in good faith in reliance upon such instructions or upon the opinion of such counsel that such actions or omissions comply with the terms of this Agreement and with all applicable laws. The Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed by the Bank to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper counter-signature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         6.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes. In addition, the Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available and the Agent shall further use reasonable care to minimize the likelihood of such damage, loss of data, delays and/or errors and should such damage, loss of data, delays and/or errors occur, the Agent shall use its best efforts to mitigate the effects of such occurrence.

         6.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

         6.6      In order that the indemnification provisions contained in this
                  Article 6 shall apply, upon the assertion of a claim or the institution of any agency action or investigation for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning same. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of same. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

7.       COVENANTS OF THE TRUST AND THE AGENT
         ------------------------------------

         7.1      The Trust shall promptly furnish to the Agent the following:

                  (a) A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Agent and the execution and delivery of this Agreement.
                  (b) A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

         7.2 The Agent represents and warrants that to the best of its knowledge, the various procedures and systems which the Agent has implemented with regard to safeguarding from loss or damage the stock certificates, check forms, facsimile signature imprinting devices, and other property used in the performance of its obligations hereunder are adequate and will enable the Agent to perform satisfactorily its obligations hereunder and that the Agent will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

         7.3 The Agent shall keep all records relating to the services to be performed hereunder, in the form and manner it may deem advisable. To the extent required by Section 31 of the
                  Investment Company Act of 1940, as amended, and the Rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

         7.4 The Agent and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         7.5 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Agent will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

8.       TERMINATION OF AGREEMENT
         ------------------------

         8.1      This  Agreement  may be  terminated by either party upon sixty
                  (60) days written notice to the other. Any such termination shall not effect the rights and obligations of the parties under Article 7 hereof. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Agent reserves the right to charge for any other reasonable expenses associated with such termination. In the event that the Trust designates a successor to any of the Bank's obligations hereunder, the Agent shall, at the expense and direction of the Trust, transfer to such successor a certified list of the Shareholders of the Trust, a complete record of the account of each Shareholder, and all other relevant books, records and other data established or maintained by the Agent hereunder.

9.       ASSIGNMENT
         ----------

         9.1 Except as provided in Section 9.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by the Agent without the written consent of the Trust.

         9.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         9.3 The Agent may, without further consent on the part of the Trust, to Section 17A(c)(1), or (iii) contract with other parties for the performance of certain duties in connection with the Agent's performance of this Agreement; provided, however, that the Agent shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

10.      AMENDMENT
         ---------

         10.1 This Agreement may be amended or modified only by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

         10.2 In the event the Trust issues additional series of shares in addition to the Shares with respect to which it desires to have the Agent render services as transfer agent, dividend disbursing agent and agent under the terms hereof, it shall so notify the Agent in writing, and if the Agent agrees, in writing to provide such services, such additional series of Shares shall become a Fund hereunder.

11.      MERGER OF AGREEMENT
         -------------------

         11.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

12.      FLORIDA BUSINESS TRUST
         ----------------------

         12.1 Notice is hereby given that the Agent shall have no right to seek to proceed against or enforce this Agreement against the individual shareholders of any Series or against the Trustees or officers of any Series. Rather, the Agent can seek to enforce this Agreement only against the applicable Series itself.

13.      MISCELLANEOUS
         -------------

         13.1 The Trust authorizes the Agent to provide Raymond, James & Associates, Inc. any information it provides or makes available to the Fund in connection with this Agreement, unless such information is restricted by the Distributor.

         13.2 The Agent agrees to treat all records and other information relative to the Trust and its prior, present or potential Shareholders confidentially and the Agent on behalf of itself and its employees agrees to keep confidential all such information, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

14.      FLORIDA LAW TO APPLY
         --------------------

         14.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                                           HERITAGE GROWTH AND INCOME TRUST



                                           BY:/s/ K.C. Clark
                                              ------------------------------

ATTEST:

/s/ Mandi Beller
-------------------------------

                                           HERITAGE GROWTH AND INCOME TRUST



                                           BY: /s/ Mathew J. Calabro
                                              ------------------------------

ATTEST:

/s/ Mandi Beller
-------------------------------

HERITAGE ASSET MANAGEMENT


Fee Information for Services as
Plan, Transfer and Dividend Disbursing Agent
Original contract dated January 26, 1990:
Original fee schedule dated January 26, 1990
and amended on August 27, 2001


HERITAGE GROWTH AND INCOME TRUST
(formerly Heritage Income-Growth Trust)


GENERAL - Fees are based on actual cost of out-of-pocket expenses plus 10% plus other expenses.

OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: shareholder account maintenance, office space, equipment and employees necessary to perform the duties of this Agreement, postage, forms, telephone, paper and electronic document storage, microfiche, statement preparation and other expenses incurred at the specific direction of the fund.

OTHER EXPENSES - Other expenses include fees paid to the Distributor, other broker-dealers and service providers for account maintenance, sub-transfer agent and transactions processing services performed on behalf of fund shareholders.

PAYMENT - The above fees will be due and payable five days after notification is received at the Trust's offices.


HERITAGE SERIES TRUST                         HERITAGE ASSET MANAGEMENT, INC.


By: /s/ K.C. Clark                            By: /s/ Mathew J. Calabro
   ------------------------------                -----------------------------

Title: Principal Executive Officer            Title: Vice President, Transfer
      ----------------------------                    Agent Services
                                                    --------------------------

Date: August 27, 2001                         Date: August 27, 2001
     ----------------------------                  ---------------------------